UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARK ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o ARK Investment Management LLC

155 West 19th Street, Fifth Floor
New York, NY 10011

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
ARK Genomic Revolution Multi-Sector ETF, no par value per share	NYSE Arca, Inc.	47-1147809
ARK Innovation ETF, no par value per share	NYSE Arca, Inc.	47-1147870

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-191019

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of each of the ARK Genomic Revolution Multi-Sector ETF and the ARK Innovation ETF, each a series of ARK ETF Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 5 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-191019; 811-22883) filed on September 16, 2014, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-191019; 811-22883), as filed with the Securities and Exchange Commission on September 6, 2013.

The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 3 Trust’s Registration Statement on Form N-1A (File Nos. 333-191019; 811-22883), as filed with the Securities and Exchange Commission on  September 2, 2014.

The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 3 Trust’s Registration Statement on Form N-1A (File Nos. 333-191019; 811-22883), as filed with the Securities and Exchange Commission on  September 2, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 21st day of October, 2014.

ARK ETF TRUST

By:	/s/ Jane A. Kanter
Name:	Jane A. Kanter
Title:	Secretary